Exhibit 99.1

Newtek Receives Approval From the OCC to Acquire National Bank of New York City

Newtek Recently Received Federal Reserve Approval to Become a Bank Holding Company

Boca Raton, FL, December 1, 2022 - Newtek Business Services Corp., (NASDAQ: NEWT) (“Newtek”) today announced that it has received conditional approval from Office of the Comptroller of the Currency (“OCC”) to complete its acquisition of the National Bank of New York City (“NBNYC” and the “Acquisition”). Newtek announced last week that it received approval from the Federal Reserve to become a bank holding company and a financial holding company by acquiring NBNYC. Newtek expects the Acquisition to close in January 2023, subject to completion or waiver of the remaining closing conditions. Upon the close of the Acquisition, NBNYC will be renamed Newtek BankTM, National Association (“Newtek Bank, N.A.”) and Newtek’s current portfolio companies Newtek Business Lending, LLC and Small Business Lending, LLC will be contributed to Newtek Bank, N.A. The OCC approval is subject to the condition that Newtek Bank, N.A. enter into an operating agreement with the OCC upon the close of the Acquisition, which operating agreement contains customary provisions concerning capital, liquidity and concentration limits and memorializes the business plan submitted to the OCC.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We could not be more elated to receive the OCC’s approval to move forward and close the Acquisition and become a bank holding company and financial holding company. With a national bank charter, we believe Newtek will be able to enhance the business and financial solutions offered to our customers to include personalized digital commercial banking and the Newtek AdvantageTM dashboard and truly become NewtekOne® - the One Solution for All Your Business Needs®.”

Mr. Sloane continued, “Given these approvals, Newtek can proceed with its bank holding company strategy, and intends to publicly issue financial guidance for Newtek as a bank holding company owning Newtek Bank, N.A. The regulatory approvals also will allow Newtek to execute on its plan and strategy to acquire and rebrand NBNYC as Newtek Bank, N.A.TM, and to change the name of the holding company to NewtekOne®. We intend to keep our current stock symbol ‘NEWT’.”

Mr. Sloane further commented, “We look forward to paying our recently declared distribution of $0.70 per share for the fourth quarter 2022 on December 30, 2022, to shareholders of record as of December 20, 2022. This distribution will likely be Newtek’s final distribution as a BDC. Upon the closing of the Acquisition, Newtek will discontinue its election to be regulated under the Investment Company Act of 1940, will no longer qualify as a regulated investment company (“RIC”) for federal income tax purposes and will no longer qualify for accounting treatment as an investment company. Newtek has previously stated that subject to Newtek board approval, compliance with regulatory requirements and Newtek achieving its operational and financial goals, it anticipates that Newtek will continue to pay dividends as a bank holding company. We would like to note that if dividends are paid from the Newtek bank holding company, we expect they will be treated as qualified dividends versus the pass-through status of dividend treatment in the BDC/RIC structure.”

Mr. Sloane concluded, “We are thrilled to see the finish line in completing this corporate transformation, which we have been working on over the last 18 months. We are excited about our future and what we believe is our ability to be a disruptor with a differentiated business model in the bank holding company and bank ownership investment landscape.”

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek®, NewtekOne®, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, include our ability to close the pending acquisition of the National Bank of New York City (the “Transaction”), the timing of the closing of the Transaction, the timing of the Company’s discontinuance from regulation as a BDC under the 1940 Act, projections concerning or considering the pending Transaction, the timing of our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital and the ability to maintain certain debt to asset ratios, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com